Exhibit 3.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

10X GENOMICS, INC.

The undersigned, Serge Saxonov, hereby certifies that:

1. He is the duly elected and acting Chief Executive Officer of 10X Genomics, Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on July 2, 2012 under the name Avante Biosystems, Inc.

3. The Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of Delaware on July 30, 2012.

4. The Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on September 26, 2012.

5. The Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on September 28, 2012.

6. A Third Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on October 30, 2013.

7. A Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 15, 2014.

8. A Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 6, 2014.

9. A Fourth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on December 19, 2014.

10. A Fifth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on February 22, 2016.

11. A Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 30, 2017.

12. A Sixth Amended and Restated Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on April 10, 2018.

13. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

“The name of this corporation is l0X Genomics, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Zip Code 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock,” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 258,859,871 shares. 75,955,000 shares shall be Class A Common Stock, each with a par value of $0.00001 per share, 115,000,000 shares shall be Class B Common Stock, each with a par value of $0.00001 per share, and 67,904,871 shares shall be Preferred Stock. The Class A Common Stock and Class B Common Stock shall be collectively referred to herein as, the “Common Stock.”

(B) Powers, Preferences, Special Rights and Restrictions of Preferred Stock. The Preferred Stock authorized by this Seventh Amended and Restated Certificate of Incorporation (the “Restated Certificate”) shall be divided into series as provided herein. 5,523,394 shares of Preferred Stock shall be designated “Series A-1 Preferred Stock”, each with a par value of $0.00001 per share, 20,486,543 shares of Preferred Stock shall be designated “Series A-2 Preferred Stock,” each with a par value of $0.00001 per share, 16,972,477 shares of Preferred Stock shall be designated “Series B Preferred Stock,” each with a par value of $0.00001 per share, 16,747,799 shares of Preferred Stock shall be designated “Series C Preferred Stock,” each with a par value of $0.00001 per share, 5,224,658 shares of Preferred Stock shall be designated “Series D Preferred Stock,” each with a par value of $0.00001 per share and 2,950,000 shares of Preferred Stock shall be designated “Series D-1 Preferred Stock,” each with a par value of $0.00001 per share. The powers, preferences, special rights and restrictions granted to and imposed on the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. The holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on Series C Preferred Stock, Series B Preferred Stock, Series A-2 Preferred Stock, Series A-1 Preferred Stock, or Common Stock of the Corporation, at the rate of $0.7656 per share of Series D Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock then held by them and $1.0184 per share of Series D-1 Preferred Stock (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D-1 Preferred Stock then held by them; payable when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), calculated on the record date for determination of holders entitled to such dividend. Such dividends shall not be cumulative.

Upon completion of the payment of dividends to the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock described above, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on Series B Preferred Stock, Series A-2 Preferred Stock, Series A-1 Preferred Stock, or Common Stock of the Corporation, at the rate of $0.3583 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock then held by them; payable when, as and if declared by the Board of Directors, calculated on the record date for determination of holders entitled to such dividend. Such dividends shall not be cumulative.

Upon completion of the payment of dividends to the holders of shares of Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock described above, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on Series A-2 Preferred Stock, Series A-1 Preferred Stock, or Common Stock of the Corporation, at the rate of $0.2616 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock then held by them; payable when, as and if declared by the Board of Directors, calculated on the record date for determination of holders entitled to such dividend. Such dividends shall not be cumulative.

Upon completion of the payment of dividends to the holders of shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock described above, the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.0679 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A-1 Preferred Stock then held by them and $0.0874 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A-2 Preferred Stock then held by them; payable when, as and if declared by the Board of Directors, calculated on the record date for determination of holders entitled to such dividend. Such dividends shall not be cumulative.

After payment of such dividends described above, any additional dividends shall be distributed among the holders of Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Class A Common Stock), calculated on the record date for determination of holders entitled to such dividend.

2. Liquidation.

(a) Series D and Series D-1 Preferred Stock Preference. In the event of any Liquidation Transaction (as defined below), the holders of Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A-2 Preferred Stock, Series A-1 Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to $9.57 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series D Preferred Stock then held by them and $12.73 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series D-1 Preferred Stock then held by them; plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series D Preferred Stock and Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series D Preferred Stock and Series D-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 2(a).

(b) Series C Preferred Stock Preference. Upon completion of the distribution required by Article IV(B)2(a) above, in the event of any Liquidation Transaction (as defined below), the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred Stock, Series A-2 Preferred Stock, Series A-1 Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to $4.4782 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series C Preferred Stock then held by them; plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 2(b).

(c) Series B Preferred Stock Preference. Upon completion of the distribution required by Article IV(B)2(a)-(b) above, in the event of any Liquidation Transaction, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A-2 Preferred Stock, Series A-1 Preferred Stock and Common Stock, by reason of their ownership thereof, an amount per share equal to $3.27 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series B Preferred Stock then held by them; plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 2(c).

(d) Series A Preferred Stock Preference. Upon completion of the distribution required by Article IV(B)2(a)-(c) above, in the event of any Liquidation Transaction, the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to $0.8488 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series A-1 Preferred Stock then held by them and $1.0934 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series A-2 Preferred Stock then held by them; plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 2(d).

(e) Remaining Assets. Upon the completion of the distribution required by Article IV(B)2(a)-(d) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Class A Common Stock and Class B Common Stock pro rata based on the number of shares of Common Stock held by each.

(f) Deemed Conversion. Notwithstanding the above, for purposes of determining the amount each holder of shares of a series of Preferred Stock is entitled to receive with respect to a Liquidation Transaction, each such holder of shares of such series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class A Common Stock immediately prior to the Liquidation Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Class A Common Stock. If any such holder shall be deemed to have converted shares of a series of Preferred Stock into Class A Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of such shares of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class A Common Stock.

(g) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Article IV, a “Liquidation Transaction” shall be deemed to occur (I) if the Corporation or its subsidiaries shall (1) sell, convey, transfer, lease, exclusively license or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of the assets, property or business of this Corporation and its subsidiaries taken as a whole (including, without limitation, a sale, conveyance, transfer, lease exclusive license or other disposition of all or substantially all of the Corporation’s technology assets or intellectual property), or, if substantially all of the assets of this Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of this Corporation, except where such sale, lease, transfer or other disposition is to this Corporation or one or more wholly-owned subsidiaries of this Corporation, (2) merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation), or (3) effect a liquidation, dissolution or winding up of the Corporation pursuant to the applicable provisions of Section 275 of the Delaware General Corporation Law or, if substantially all of the assets of this Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, a liquidation, dissolution or winding up of one or more subsidiaries of this Corporation, or (II) upon the closing of the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity); provided, however that none of the following shall be considered a Liquidation Transaction: (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation or (B) a bona fide equity financing in which the Corporation is the surviving corporation. In the event of a Liquidation Transaction pursuant to the provisions of subsection (I)(2) above, all references in this Article IV(B)(2) to “assets of the Corporation” shall be deemed instead to refer to the aggregate consideration to be paid to the holders of the Corporation’s capital stock in such merger or consolidation. The treatment of any transaction or series of related transactions as a Liquidation Transaction pursuant to clause (I)-(II) above may be waived by the consent or vote of the holders of (x) a majority of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis), (y) the holders of a majority of the then outstanding shares of Series C Preferred Stock (voting as a separate class) and (z) the holders of two-thirds of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock (voting together as a separate class). Nothing in this Section 2(g)(i) shall require the distribution to stockholders of anything other than proceeds of such transaction in the event of a merger or consolidation of the Corporation.

(ii) Valuation of Consideration. In the event of a Liquidation Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as determined in good faith by the Board of Directors. Notwithstanding the foregoing, the methods for valuing non-cash consideration to be distributed in connection with a Liquidation Transaction shall be as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Transaction;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Transaction; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Transaction shall, with the appropriate approval by the stockholders under the Delaware General Corporation Law of the definitive agreements governing such Liquidation Transaction and Article IV(B)(6) below, be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Transaction.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Transaction to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice of such proposed Liquidation Transaction.

(iv) Allocation of Escrow and Contingent Consideration. ln the event of a Liquidation Transaction, if any portion of the proceeds is placed into escrow or holdback and/or is payable to the stockholders of the Corporation subject to contingencies, notwithstanding the operation of this Section 2, the definitive agreement with respect to such transaction shall provide that (i) the portion of such proceeds that is not placed in escrow or holdback and/or is not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Transaction and (ii) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or holdback or satisfaction of contingencies shall be allocated among the holders of capital stock of the corporation in accordance with Sections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Redemption. The Preferred Stock is not mandatorily redeemable.

4. Conversion. The holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to conversion rights as follows:

(a) Right to Convert. Subject to Article IV(B)(4)(c) below, each share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $0.8488 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series A-1 Preferred Stock) in the case of the Series A-1 Preferred Stock, $1.0934 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series A-2 Preferred Stock) in the case of the Series A-2 Preferred Stock, $3.27 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Stock) in the case of the Series B Preferred Stock, $4.4782 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Stock) in the case of the Series C Preferred Stock, $9.57 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D Preferred Stock) in the case of the Series D Preferred Stock and $12.73 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D-1 Preferred Stock) in the case of the Series D-1 Preferred Stock, by the Conversion Price applicable to such shares (such quotient is referred to herein as the “Conversion Rate”), determined as hereafter provided, in effect on (i) the date the certificate is surrendered for conversion or (ii) in the case of uncertificated securities, the date the notice of conversion is received by the Corporation. The initial Conversion Price per share shall be $0.8488 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) in the case of the Series A-1 Preferred Stock, $1.0934 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) in the case of the Series A-2 Preferred Stock, $3.27 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) in the case of the Series B Preferred Stock, $4.4782 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) in the case of the Series C Preferred Stock, $9.57 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D Preferred Stock) in the case of the Series D Preferred Stock and $12.73 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D-1 Preferred Stock) in the case of the Series D-1 Preferred Stock. Such initial Conversion Prices shall be subject to adjustment as set forth in Article IV(B)(4)(d) below.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into such number of shares of Class A Common Stock equal to the Conversion Rate then in effect for such share immediately upon the earlier of (i) except as provided in Article IV(B)(4)(c) below, the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with an offering price to the public per share that is not less than $9.57 (as adjusted for stock splits, stock dividends, reclassification and the like) and that results in aggregate cash proceeds to the Corporation of not less than $50 million, before any deduction of underwriting discounts, commissions and expenses, or (ii) the date, or upon the occurrence of an event, specified by vote or written consent of (A) the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis), (B) the holders of a majority of the then outstanding shares of Series C Preferred Stock (voting as a separate class) and (C) the holders of two-thirds of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock (voting together as a separate class).

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Class A Common Stock, the holder shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock are to be issued and, in the case of Preferred Stock represented by a certificate, the holder shall surrender the certificate or certificates therefor, duly endorsed (or, if such holder alleges that a certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the Corporation or of any transfer agent for such series of Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates or, in the case of uncertificated securities, a notice of issuance, for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates (or lost certificate affidavit and agreement), or in the case of uncertificated securities, on the date such notice of conversion is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Class A Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock Below Purchase Price. If the Corporation should issue, at any time after the date upon which any shares of Series D-1 Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for any series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), then the applicable Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Article IV(B)(4)(d)(i), unless otherwise provided in this Article IV(B)(4)(d)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Article IV(B)(4)(d)(i), the new Conversion Price for such series shall be determined by multiplying the Conversion Price for such series then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Article IV(B)(4)(d)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Article IV(B)(4)(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Article IV(B)(4)(d)(i)(E) below) by the Corporation after the Purchase Date, other than (collectively, (1) through (8), the “Exempted Securities”):

(1) securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Article IV(B)(4)(d)(ii) below;

(2) securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Purchase Date including, without limitation, warrants, notes or options;

(3) Common Stock (or options therefor) issued or issuable to employees, consultants, officers, directors of the Corporation or other persons performing services for the Corporation pursuant to the Corporation’s 2012 Stock Plan, as it may be amended from time to time, or pursuant to other agreements approved by the Board of Directors (including the approval by at least one of the Preferred Directors (as defined in Article IV(B)(5)(a) below));

(4) Common Stock issued or issuable in a public offering in connection with which all outstanding shares of Preferred Stock are converted to Common Stock;

(5) securities issued or issuable in connection with the acquisition (whether by purchase or license) by the Corporation of another company, business or assets so long as such issuance is approved by the Board of Directors (including the approval by at least one of the Preferred Directors);

(6) securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions so long as such issuance is approved by the Board of Directors (including the approval by at least one of the Preferred Directors);

(7) securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (a) joint venture, technology licensing or development activities, (b) distribution, supply or manufacture of the Corporation’s products or services or (c) any other arrangements involving corporate partners that are primarily for purposes other than raising capital so long as such issuance of securities to such entity is approved by the Board of Directors (including the approval by at least one of the Preferred Directors); and

(8) securities issued or issuable in any other transaction for which exemption from these price-based anti-dilution provisions is approved before or after issuance of the securities by the Board of Directors and by the holders of a majority of the shares of each such series of Preferred Stock or, with respect to the Series D Preferred Stock or the Series D-1 Preferred Stock, the holders of two-thirds of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock (voting together as a separate class), that would be affected by such adjustment absent such waiver, with such affected series of Preferred Stock voting as a separate class.

(C) No Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), provided that any adjustments which are not required to be made by reason of this sentence shall be included in any subsequent adjustment to the Conversion Price for the Preferred Stock.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, exercisable or exchangeable into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Article IV(B)(4)(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock

Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments and without double counting for cancellation of indebtedness) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Article IV(B)(4)(d)(i)(D) above).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV(B)(4)(d)(i)(D) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV(B)(4)(d)(i)(E)(2) above or Article IV(B)(4)(d)(i)(E)(3) above.

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Article IV(B)(4)(d)(i), except to the limited extent provided for in Article IV(B)(4)(d)(i)(E)(2) above and Article IV(B)(4)(d)(i)(E)(3) above, no adjustment of the Conversion Price pursuant to this Article IV(B)(4)(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Combinations. In the event the Corporation should at any time after the filing date of this Restated Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock that is convertible into Class A Common Stock shall be appropriately proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the number of shares of Common Stock outstanding at any time after the filing date of this Restated Certificate is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination (or the date of such combination if no record date is fixed), the Conversion Price for each series of Preferred Stock that is convertible into Class A Common Stock shall be appropriately proportionally increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

(iii) Dividends. In the event the Corporation should at any time after the filing date of this Restated Certificate fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents (such Common Stock Equivalents, if any, “Additional Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Additional Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution if no record date is fixed), the Conversion Price of each series of Preferred Stock that is convertible into Class A Common Stock shall be appropriately proportionally decreased by multiplying the Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and those issuable with respect to such Additional Common Stock Equivalents.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock that is convertible into Class A Common Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock that is convertible into Class A Common Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and that no such adjustment shall be made if the holders of a series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock or Common Stock Equivalents in a number equal to the number of shares of Common Stock or Common Stock Equivalents as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Class A Common Stock on the date of such event.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV(B)(4)(d)(i) above or in Article IV(B)(4)(d)(ii) above, then, in each such case for the purpose of this Article IV(B)(4)(e), the holders of each series of Preferred Stock that is convertible into Class A Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock of the Corporation entitled to receive such distribution (or the date of such distribution if no record date is fixed).

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Article IV(B)(2) above or this Article IV(B)(4)) provision shall be made so that the holders of each series of Preferred Stock that is convertible into Class A Common Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV(B)(4) with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Article IV(B)(4) (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Notices as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Class A Common Stock to be issued to a particular stockholder shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, upon demand by the stockholder otherwise entitled to such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Article IV(B)(4), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Preferred Stock, furnish or cause to be furnished to such holder a notice setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect and (C) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or tight.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of each series of Preferred Stock that is convertible into Class A Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(j) Notices. Any notice required by the provisions of this Article IV(B)(4) to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or delivered by electronic transmission to the holder of Preferred Stock using the contact information previously provided by such holder to the Corporation if such notice is provided by electronic transmission in a manner permitted by Section 232 of the Delaware General Corporation Law.

5. Voting Rights and Powers. Except as expressly provided by this Restated Certificate or as provided by law, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to vote on an as-converted to Class A Common Stock basis and to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall vote together as a single class on all matters. Each holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to the number of votes equal to the number of votes that such shares of Preferred Stock would be entitled to upon an as-converted to Class A Common Stock basis (for clarity and avoidance of doubt, 100 votes per one share of Preferred Stock (as adjusted for stock splits, combinations, and the like)). Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole number. There shall be no cumulative voting. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

(a) Election of Board of Directors. (i) For so long as any shares of Series A-2 Preferred remain outstanding, the holders of Series A-2 Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (the “Series A-2 Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (ii) for so long as any shares of Series A-1 Preferred remain outstanding, the holders of Series A-1 Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (the “Series A-1 Director” and together with the Series A-2 Director, the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (iii) the holders of the Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors (the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and (iv) the holders of Common Stock and Preferred Stock, voting together as a single class on an as-if-converted basis, shall be entitled to elect the two (2) remaining members of the Board of Directors (each, an “At-Large Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

Notwithstanding the provisions of Section 223(a)(l) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy.

6. Protective Provisions.

(a) So long as at least 13,829,990 shares of Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) do any of the following without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) effect a Liquidation Transaction;

(ii) alter or change the powers, rights, preferences, privileges or restrictions of the Preferred Stock;

(iii) declare or pay a dividend or other distribution with respect to any shares of the Corporation’s capital stock;

(iv) redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, consultants, officers or directors of the Corporation, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment;

(v) change the number of authorized directors;

(vi) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(vii) increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock or Common Stock; or

(viii) create, authorize or issue, or obligate itself to issue, any other equity security, including any security (other than the Series D-1 Preferred Stock issued pursuant to that certain Series D-1 Preferred Stock Purchase Agreement dated as of the Purchase Date) convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with any series of Preferred Stock.

(b) So long as at least 1,233,755 shares of Series C Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) do any of the following without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter or change the powers, special rights, or preferences of the Series C Preferred Stock in a manner that is adverse to the Series C Preferred Stock; provided, however, that the creation, authorization or issuance of any equity security in connection with a bona fide financing, including any security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series C Preferred Stock, shall not, in and of itself, be deemed to be adverse to the Series C Preferred Stock;

(ii) redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, consultants, officers or directors of the Corporation, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment; or

(iii) increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred Stock.

(c) So long as at least 500,000 shares of Series D Preferred Stock and Series D-1 Preferred Stock originally issued remain outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) do any of the following without first obtaining the approval (by vote or written consent, as provided by law) of the holders of two-thirds of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock (voting together as a separate class), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter or change the powers, special rights, or preferences of the Series D Preferred Stock or the Series D-1 Preferred Stock in a manner that is adverse to the Series D Preferred Stock or the Series D-1 Preferred Stock; provided, however, that the creation, authorization or issuance of any equity security in connection with a bona fide financing, including any security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series D Preferred Stock or the Series D-1 Preferred Stock, shall not, in and of itself, be deemed to be adverse to the Series D Preferred Stock or the Series D-1 Preferred Stock;

(ii) redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, consultants, officers or directors of the Corporation, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment; or

(iii) increase or decrease (other than by conversion) the total number of authorized shares of Series D Preferred Stock or the total number of authorized shares of Series D-1 Preferred Stock.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Article IV(B)(4) above hereof; the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Corporation shall take all such actions as are necessary to cause this Restated Certificate to be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock and the authorized shares of Preferred Stock.

8. Waiver of Rights. Except as otherwise set forth in this Restated Certificate, any of the rights, powers, preferences and other terms of a particular series of Preferred Stock set forth herein may be waived (either prospectively or retrospectively) on behalf of all holders of such series of Preferred Stock and with respect to all shares of such series of Preferred Stock by the approval (by vote or written consent, as provided by law) of the holders of a majority of the shares of such series of Preferred Stock then outstanding (voting as a separate class), provided that any such waiver with respect to the Series D Preferred Stock or the Series D-1 Preferred Stock shall require the approval (by vote or written consent, as provided by law) of the holders of two-thirds of the then outstanding shares of Series D Preferred Stock and the Series D-1 Preferred Stock (voting together as a separate class).

(C) Equal Rights of Class A Common Stock and Class B Common Stock. Except as expressly provided in this Article IV, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably, and be identical in all respects as to all matters.

(D) Rights, Powers and Restrictions of Class A Common Stock. The rights, powers and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV(D).

1. Dividend Rights. Subject to Article IV(B)(l) and to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, such dividends as may be declared from time to time by the Board of Directors with respect to the Class B Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock: provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2. Liquidation Rights. In the event of any liquidation, dissolution, winding up of the Corporation, or any Liquidation Transaction, the remaining assets of the Corporation available for distribution to stockholders shall be distributed as provided in Article IV(B)(2) above.

3. Redemption. The Common Stock is not mandatorily redeemable.

4. Voting Rights and Powers. Each holder of Class A Common Stock shall be entitled to one hundred (100) votes per share of Class A Common Stock, and to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Restated Certificate or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation.

5. Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

6. Conversion. The holders of the Class A Common Stock shall have conversion rights as follows:

(a) Right to Convert to Class B Common Stock. Each share of Class A Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class B Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. To exercise such conversion rights, a holder of Class A Common Stock shall surrender the certificate or certificates representing such shares, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common Stock, or to the nominee or nominees or such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid and if less than all of the holders shares of Class A Common Stock have been converted, a certificate for the remainder of such holder’s shares of Class A Common Stock. Such conversion shall be deemed to have been made immediately prior the close of business on the date of the last to occur of the surrender of the shares of Class A Common Stock to be converted and the delivery of such notice. The person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date and time.

(b) Automatic Conversion. Each share of Class A Common Stock shall automatically be converted into one share of Class B Common Stock immediately upon the date specified by vote or written consent of the holders of a majority of the then outstanding shares of Class A Common Stock (excluding any shares of Class A Common Stock issued upon the conversion of any series of Preferred Stock), voting together as a single class.

(c) Automatic Conversion upon Transfer. Each share of Class A Common Stock shall automatically be converted into one share of Class B Common Stock immediately upon the Transfer of such shares of Class A Common Stock, other than a Permitted Transfer. In the event of a conversion of shares of Class A Common Stock to shares of Class B Common Stock pursuant to a Transfer, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred.

(d) Definitions. As used in this Article IV(D)(6) the following terms shall have the following meanings:

1. “Class A Stockholder” shall mean the registered holders of a share of Class A Common Stock who acquired such share of shares of Class A Common Stock directly from the Corporation through an original issuance by the Corporation.

2. “Permitted Entity” shall mean each of the following:

a) a trust for the benefit of such Class A Stockholder, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class A Stockholder and, provided, further, that in the event such Class A Stockholder is no longer the beneficiary of such trust, each share of Class A Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock;

b) a trust for the benefit of persons other than the Class A Stockholder so long as the Class A Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class A Stockholder, and, provided, further, that in the event the Class A Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such trust, each share of Class A Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock;

c) a trust under the terms of which such Class A Stockholder has retained a “qualified interest” within the meaning of §2702(b)(l) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or a reversionary interest so long as the Class A Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such trust; provided, however, that in the event the Class A Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such trust, each share of Class A Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock;

d) an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class A Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class A Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held in such account, plan or trust, and provided, further, that in the event the Class A Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such account, plan or trust, each share of Class A Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock;

e) a corporation in which such Class A Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class A Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such corporation; provided that in the event the Class A Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class A Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such corporation, each share of Class A Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock;

f) a partnership in which such Class A Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class A Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such partnership; provided that in the event the Class A Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class A Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such partnership, each share of Class A Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock; or

g) a limited liability company in which such Class A Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class A Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such limited liability company; provided that in the event the Class A Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class A Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class A Common Stock held by such limited liability company, each share of Class A Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock.

3. “Permitted Transfer” shall mean a Transfer by a Class A Stockholder who is a natural person to any Permitted Entity, and from any Permitted Entity back to such Class A Stockholder and/or any other Permitted Entity established by or for such Class A Stockholder.

4. “Transfer” of a share of Class A Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class A Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class A Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV, Section (D):

a) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class A Stockholders, that (A) either has a term not exceeding one (1) year or is terminable by the Class A Stockholder at any time and (B) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner;

b) the pledge of shares of Class A Common Stock by a Class A Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class A Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class A Common Stock or other similar action by the pledgee shall constitute a “Transfer”; or

c) entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to that certain Amended and Restated Voting Agreement dated on or about the date hereof, as may be amended from time to time.

5. “Voting Control” with respect to a share of Class A Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class A Common Stock by proxy, voting agreement or otherwise.

(e) Administration. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class A Common Stock into Class B Common Stock as provided in this Section 6 and the dual class common stock structure provided for in this Restated Certificate, including, without limitation, the issuance of stock certificates in connection with any such conversion, as it may deem necessary or advisable. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Corporation shall be the exclusive evidence of the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes and series of shares held by each such stockholder and the number of shares of each class held by such stockholder.

7. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Common Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock into shares of Class B Common Stock and the conversion of the shares of Class A Common Stock issued or issuable upon the conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock.

8. Protective Provision. The Corporation shall not, by amendment, merger, consolidation or otherwise, without first obtaining the vote (either at a stockholders meeting or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class A Common Stock, voting as a separate class, amend, alter, repeal or waive Sections (C) or (D) of this Article IV.

(E) Rights, Powers and Restrictions of Class B Common Stock.

1. Dividend Rights. Subject to Article IV(B)(l) and to the prior rights of holders of all classes and series of stock at the time outstanding, the holders of the Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Article IV(B)2 above.

3. Redemption. The Class B Common Stock is not mandatorily redeemable.

4. Voting Rights and Powers. Each holder of Class B Common Stock shall be entitled to one (1) vote per share of Class B Common Stock, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

Distributions by the Corporation may be made without regard to “preferential dividends arrears amount” or any “preferential rights,” as such terms may be used in Section 500 of the California Corporations Code.

ARTICLE VIII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (B) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of bleach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of incorporation or Bylaws or (D) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine.”

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

*     *     *

The foregoing Seventh Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228,242 and 245 of the Delaware General Corporation Law.

Executed at Pleasanton, California on October 18, 2018.

/s/ Serge Saxonov
Dr. Serge Saxonov, Chief Executive Officer

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